UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 26, 2014

COMPUTER SCIENCES CORPORATION (Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

CSC REACHES PROPOSED SETTLEMENT WITH SEC

As previously disclosed, on January 28, 2011, Computer Sciences Corporation (the “Company”) was notified by the Division of Enforcement of the Securities and Exchange Commission (the “SEC”) that it had commenced a formal civil investigation. That investigation covered a range of matters as previously disclosed by the Company, including certain of the Company’s prior disclosures and accounting determinations. On May 2, 2011, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) commenced an independent investigation. The Audit Committee retained independent counsel to represent the Company on behalf of, and under the exclusive direction of, the Audit Committee in connection with such independent investigation. Independent counsel retained forensic accountants and disclosure experts to assist with their work. The Audit Committee determined in August 2012 that its independent investigation was complete. The Audit Committee instructed its independent counsel to cooperate with the SEC's Division of Enforcement by completing production of documents and providing any further information requested by the SEC's Division of Enforcement.

As a result of findings by the Audit Committee’s independent investigation, the Company has previously acknowledged certain historic errors and irregularities relating to accounting entries arising from the Nordics region, Australia, and the Company’s contractual relationship with the U.K National Health Service (the “NHS”), self-reported these errors and irregularities to the SEC’s Division of Enforcement, and made adjustments to its financial statements that are related to prior periods as reported in its past filings. In addition, as previously disclosed, certain personnel in certain foreign operations were reprimanded, suspended, terminated and/or resigned and additional controls were implemented. Based on recommendations from the Audit Committee’s independent investigation, the Company also instituted comprehensive enhancements beginning in 2011 to its compliance, financial and disclosure controls, and to the function of internal audit. In doing so, the Company made significant changes to prevent the type of misconduct identified by the Audit Committee’s independent investigation from recurring. The Company previously took significant steps to enhance its compliance culture and to remediate any deficiencies through: (1) Company-wide communications concerning the Company’s key organizational values of ethics, compliance and integrity; (2) strengthening internal controls and processes to further ensure the accuracy and integrity of the Company’s financial reporting; (3) improving technical training for employees in finance and accounting roles; (4) a restructuring of the internal audit group and the outsourcing of many internal audit activities to Ernst & Young to enhance the quality and scalability of the Company’s overall internal audit function; (5) creating an independent investigations unit at the Company to investigate suspected violations of the law or Code of Conduct; (6) elevating the position of Chief Compliance and Ethics Officer to provide direct reporting to the Audit Committee; (7) creating a new position of Chief Accounting Officer responsible for developing accounting policies and reviewing complex technical accounting issues; and (8) revising policies and procedures concerning percentage-of-completion (“POC”) accounting to enhance the review and monitoring of long-term contracts, including those contracts similar to NHS.

The Company has been in continuing discussions with the SEC’s staff concerning a potential resolution of the SEC’s investigation. Many of those discussions have concerned the Company’s prior use in fiscal years (FY) 2009-2012 of the terms of ongoing NHS contract negotiations in developing its assumptions and judgments with respect to the margin used in recognizing profit under the POC accounting method and in evaluating the recoverability of NHS contract assets as well as the Company’s prior disclosures concerning such matters.

The Company has now reached an understanding with the staff of the SEC regarding a settlement. Based on that understanding, the SEC will file an administrative enforcement action alleging violations of the antifraud, reporting, and books-and-records provisions of the U.S. securities laws. The Company would neither admit nor deny the allegations, but would agree to cease-and-desist from committing or causing any violations or future violations of those provisions.

Pursuant to this understanding, the Company intends to restate its financial statements for FY 2012 and its summary financial results for FY 2011 and FY 2010 reflected in the five-year selected financial data table, all as set forth in CSC’s Form 10-K for the fiscal year ended March 28, 2014. The restatement will have no impact on the Company’s Statements of Operations, Statements of Comprehensive Income or Statements of Cash Flows and only immaterial impacts on its Statements of Changes in Equity and Consolidated Balance Sheets for FY 2013, FY 2014 and first and second quarters of FY 2015, primarily related to historical currency translation impacts. Subject to formal SEC authorization of the proposed settlement, CSC intends to file its Form 10-K/A for the fiscal year ended March 28, 2014 reflecting the restatement as soon as practicable thereafter.

The restatement will reflect the Company's acknowledgement that there were accounting errors in FY 2009-2012 with respect to certain assumptions under the POC accounting method for the NHS contract. As part of the restatement, the Company will revise those assumptions based upon uncertainty with respect to a range of possible final outcomes under the NHS contract. As a result, the Company will revise the accounting based on the impracticality of estimating a specific level of profit during this period in order to reflect a profit margin of zero under the POC accounting rules. The result is that approximately $130 million of operating profit is no longer recognized in prior years, thereby reducing the impairment charge previously recorded in FY 2012 by approximately that same amount.

Further, as part of the settlement discussions, the SEC’s staff has advised the Company that it has concluded that the Company should have recorded the previously disclosed impairment charge related to the NHS contract in FY 2011 instead of FY 2012. The Company’s restatement accordingly will reflect an impairment charge of approximately $1.16 billion in FY 2011, reducing the impairment charge previously recognized in FY 2012. Due to this modification, the Company also will move $2.51 billion of the previously disclosed FY 2012 goodwill impairment charge of approximately $2.75 billion to FY 2011.

The anticipated result of the restatement is to reduce net income by approximately $50 million in FY 2010 and approximately $3.69 billion in FY 2011 and to increase net income in FY 2012 by approximately $3.90 billion.

As part of the Company’s understanding with the staff of the SEC regarding terms of the settlement, the Company also has agreed to pay a penalty of $190 million and to implement a review of its compliance policies through an independent compliance consultant. The Company will record a pre-tax charge of approximately $200 million for the penalty and related expenses in its third quarter of FY 2015.

Final resolution of these matters is subject to the preparation and negotiation of documentation satisfactory to the Company and the SEC, including formal authorization by the SEC. If we do not reach final settlement on the expected terms or if the necessary approvals do not occur, either we may enter into further discussions with the SEC to resolve the matters under investigation on different terms and conditions or we may litigate the matters. We cannot predict the timing or terms of any such further discussions or resolution or the outcome of any subsequent litigation with the government, but any such resolution or outcome could have an adverse impact on the Company's reputation, business, financial condition, results of operation or cash flows.

Pursuant to the understanding described above and as a result of the Company’s intention to restate its financial statements, on December 26, 2014, the Board of Directors of the Company determined that the Company’s previously issued consolidated financial statements for FY 2009-2012 (including associated auditors reports and the interim periods within those years) should no longer be relied upon.

The Company’s Audit Committee has discussed the matters disclosed on this Form 8-K pursuant to this Item 4.02(a) with the Company’s independent registered accounting firm, Deloitte & Touche LLP.

Forward Looking Statements

All statements in this report that do not directly and exclusively relate to historical facts (including statements about the settlement of the SEC investigation) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on CSC's current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including that CSC can give no assurance as to the ultimate outcome of the SEC investigation, whether and when any settlement with the SEC might occur, the terms or conditions of any settlement, or the potential impact of any resolution of this matter on CSC’s business, as well as the other risks and uncertainties discussed in CSC’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended March 28, 2014 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended July 4, 2014 and October 3, 2014. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

/s/ Paul N. Saleh
Dated: December 29, 2014	Paul N. Saleh
Executive Vice President and Chief Financial
Officer